UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

_________________

Date of Report (Date of earliest event reported): May 1, 2014

USEC Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-14287	52-2107911
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Democracy Center
6903 Rockledge Drive
Bethesda, MD 20817
(301) 564-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Centrifuge Technology Demonstration and Operations Agreement

USEC Inc. (“USEC” or the “Company”) has been performing work since June 12, 2012 under a Cooperative Agreement, as amended, entered into with the U. S. Department of Energy (“DOE”) for the research, development and demonstration (“RD&D”) of the American Centrifuge technology. The Cooperative Agreement provided for cost sharing for work performed during the period June 1, 2012 through April 30, 2014. USEC achieved or exceeded all of the program technical milestones and performance indicators on or ahead of schedule and on or under budget and the Cooperative Agreement expired by its terms on April 30, 2014.

In light of the current status of the American Centrifuge Project, DOE instructed UT-Battelle, LLC (“UT-Battelle”), the management and operating contractor for the Oak Ridge National Laboratory (“ORNL”), to assist in developing a path forward for achieving a reliable and economic domestic uranium enrichment capability that promotes private sector deployment and that supports national security purposes. This task includes, among other goals: (1) taking actions intended to promote the continued operability of the advanced enrichment centrifuge machines and related property, equipment and technology currently utilized in the American Centrifuge Project; and (2) assessing technical options for meeting the DOE’s national security needs and preserving the option of commercial deployment. Pursuant to those instructions, ORNL chose to subcontract with USEC. On May 1, 2014, USEC signed an agreement with UT-Battelle, as operator of ORNL, for continued research, development and demonstration of the American Centrifuge technology in furtherance of DOE’s national security objectives (the “American Centrifuge Technology Demonstration and Operations Agreement”, or “ACTDO Agreement”).

The ACTDO Agreement provides for continued cascade operations and the continuation of core American Centrifuge research and technology activities and the furnishing of related reports to ORNL. The new agreement is a firm fixed price contract with a total price of approximately $33.7 million for the period from May 1, 2014 to September 30, 2014. The agreement provides for payments of approximately $6.7 million per month and is incrementally funded. The agreement provides initial funding for the first month of approximately $6.7 million. The agreement also provides ORNL with two options to extend the agreement by six months each. Each option is priced at approximately $41.7 million. ORNL may exercise its option by providing notice 60 days prior to the end of the term of the agreement. The total price of the contract including options is approximately $117 million.

Funding for activities under the prior Cooperative Agreement with DOE and the activities under the ACTDO Agreement was included in the omnibus appropriations bill for government fiscal year 2014 passed by Congress and signed by the President in January 2014. This bill appropriated $62 million for such activities, of which approximately $52.3 million has been provided under the Cooperative Agreement. The omnibus appropriations bill also provides DOE with authority to transfer up to an additional $56.65 million of funding within DOE’s National Nuclear Security Administration appropriations to further the RD&D of national nuclear security-related enrichment technology. Such transfer authority is subject to further approval of the House and Senate Appropriations Committees after a minimum 30-day review period. To obtain such approvals, the Secretary of Energy must notify Congress and submit to the Appropriations Committees a cost-benefit analysis of available and prospective domestic enrichment technologies for national security needs and the scope, schedule and cost of the Secretary’s preferred option, and a request to transfer funds. USEC understands that these have been submitted to the House and Senate Appropriations Committees.

The scope of work under the ACTDO Agreement includes continuation of cascade operations at USEC’s Piketon Ohio facility, testing at USEC’s test facility in Oak Ridge, Tennessee, and core American Centrifuge research and technology activities; and the furnishing of related reports to ORNL. The scope of the overall work under the ACTDO Agreement is reduced from the scope of work that was being conducted by USEC under the Cooperative Agreement. On a dollar basis per month, the scope of work under the ACTDO Agreement is about 60% of the scope of work under the Cooperative Agreement. The resulting reduction in scope relates to certain engineering, procurement and construction activities as well as work related to the manufacturing of new centrifuge machines. We are working with suppliers and evaluating actions that will be required as a result of the reduction in the scope of the program to meet the objectives of the ACTDO Agreement. In addition, to better manage the transition to the ACTDO Agreement with ORNL, the Company provided notice pursuant to the Limited Liability Company Agreement of American Centrifuge Manufacturing, LLC (“ACM”), as amended, for the automatic transfer of the membership interests of Babcock & Wilcox Technical Services Group, Inc. to American Centrifuge Holdings, LLC, a wholly-owned subsidiary of the Company, at no cost. As a result, ACM is now 100% indirectly owned by the Company.

The Company, or its subsidiaries, are also a party to a number of other agreements or arrangements with the U.S. government and Oak Ridge National Laboratory, as described in the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q.

This current report on Form 8-K contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 - that is, statements related to future events. In this context, forward-looking statements may address our expected future business and financial performance, and often contain words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “will” and other words of similar meaning. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For USEC, particular risks and uncertainties that could cause our actual future results to differ materially from those expressed in our forward-looking statements include, but are not limited to the impact of and risks related to USEC Inc.'s “pre-arranged” case under Chapter 11 of the bankruptcy code including risks related to obtaining approval and confirmation of USEC Inc.’s plan of reorganization, the impact of any delay or inability in obtaining such confirmation, the impact of a potential de-listing of our common stock on the NYSE, and the impact of our restructuring on the holders of our common stock, preferred stock and convertible notes; risks related to the ongoing transition of our business, including the impact of our ceasing enrichment at the Paducah gaseous diffusion plant and uncertainty regarding our ability to deploy the American Centrifuge project; uncertainty regarding funding for the American Centrifuge project and the potential for a demobilization or termination of the American Centrifuge project if additional government funding is not provided during the term of the ACTDO Agreement, including for any option periods, or upon completion of such agreement; risks related to our ability to perform the work required under the ACTDO Agreement at a cost that does not exceed the firm fixed funding provided thereunder; the impact of actions we have taken or may take (including as a result of the reduction in scope of work under the ACTDO Agreement) to reduce spending on the American Centrifuge project, including the potential loss of key suppliers and employees, impacts to cost and schedule and the ability to remobilize for commercial deployment of the American Centrifuge plant, impacts on our liquidity as a result of demobilization or termination liabilities, and potential impacts on our proposed plan of reorganization; the impact of enrichment market conditions, increased project costs and other factors on the economic viability of the American Centrifuge project without additional government support and on our ability to finance the project and the potential for a demobilization or termination of the project; uncertainty concerning the ultimate success of our efforts to obtain a loan guarantee from DOE and/or other financing for the American Centrifuge project or additional government support for the project and the timing and terms thereof; the dependency of government funding or other government support for the American Centrifuge project on Congressional appropriations or on actions by DOE or Congress; potential changes in our anticipated ownership of or role in the American Centrifuge project, including as a result of our role as a subcontractor to ORNL or as a result of the need to raise additional capital to finance the project in the future; the potential for DOE to seek to terminate or exercise its remedies under the 2002 DOE-USEC agreement; changes in U.S. government priorities and the availability of government funding or support, including loan guarantees; the impact of government regulation by DOE and the U.S. Nuclear Regulatory Commission; and other risks and uncertainties discussed in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and quarterly reports on Form 10-Q, which are available on our website www.usec.com. We do not undertake to update our forward-looking statements except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

USEC Inc.

May 2, 2014	By:	/s/ John C. Barpoulis
John C. Barpoulis
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)